UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 4, 2020
HIGHLANDS REIT, INC.
(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-55580 (Commission File Number)	81-0862795 (IRS Employer Identification No.)
332 S Michigan Avenue, Ninth Floor Chicago, IL 60604 (Address of Principal Executive Offices)
312-583-7990 (Registrant’s Telephone Number, Including Area Code)
N/A (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None.
Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock	N/A	N/A
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☑
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☑

Item 5.07. Submission of Matters to a Vote of Security Holders.
On June 4, 2020, Highlands REIT, Inc. (the “Company”) held its 2020 annual meeting of stockholders. A summary of the matters voted upon is set forth below.
The stockholders elected the three nominees named below to serve as directors until the 2021 annual meeting of stockholders and until their successors are duly elected and qualify. The final results of the election of directors were as follows:

Nominee	For	Percentage of votes cast For	Withhold	Percentage of votes cast Withhold	Broker Non-Votes
Jeffrey L. Shekell	120,614,266	88%	16,027,551	12%	325,661,527
R. David Turner	120,656,532	88%	15,985,285	12%	325,661,527
Richard Vance	120,903,681	88%	15,738,136	12%	325,661,527
The stockholders ratified the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2020 by the following votes:

For	Against	Abstain
449,202,896	8,382,398	4,718,050

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Highlands REIT, Inc.

Date: June 4, 2020	By:	/s/ Robert J. Lange
	Name:	Robert J. Lange
	Title:	Executive Vice President, General Counsel and Secretary